               Consent of Independent Accountants



We hereby consent to the incorporation by reference in this

Registration Statement on Form N-1A of our report dated August

10, 2001, relating to the financial statements and financial highlights which appears in the June 30, 2001 Annual Report to

Shareholders of Alliance Health Care Fund, Inc., which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings

"Financial Highlights", "Shareholder Services - Statements and

Reports",  "General Information - Independent Accountants" and

"Financial Statements and Report of Independent Accountants" in

such Registration Statement.





PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
October 25, 2001



















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